AMENDMENT NO. 10 TO
EARLY PURCHASE PROGRAM ADDENDUM TO LOAN PURCHASE AGREEMENT

This AMENDMENT NO. 10 TO EARLY PURCHASE PROGRAM ADDENDUM TO LOAN PURCHASE AGREEMENT (the "Amendment") is made and entered into as of July 1,2005 by and between Countrywide Home Loans, Inc. ("Countrywide") and United Financial Mortgage Corporation ("Seller"). This Amendment amends that certain Early Purchase Program Addendum to Loan Purchase Agreement by and between Countrywide and Seller dated as of April 23, 2003 (the "EPP Addendum"), which such EPP Addendum supplements that certain Loan Purchase Agreement by and between Countrywide and Seller dated as of February 7, 2001 (including all the Commitments, Amendments, Addenda, Assignments of Trade and Assignments thereto, collectively, the "Loan Purchase Agreement").

RECITALS

Countrywide and Seller have previously entered into the EPP Addendum pursuant to which Seller may sell certain loans to Countrywide prior to delivery of certain mortgage loan documents. Countrywide and Seller hereby agree that the EPP Addendum shall be amended as provided herein.

In consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Countrywide and Seller hereby agree as follows:

1. **New Section 3(e) - Volume incentive.** Countrywide and Seller agree to add the following new Section to the Amendment as follows:

   If Countrywide purchases from Seller (A) 70% of Seller's banked Conforming or Government loans and 90% of Seller's banked PayOption loans not to be less than $25,000,000 per month during a calendar quarter, Countrywide shall deposit to Seller's Over/Under Account on a quarterly basis a credit equal to annualized rate of 30 basis points times the average EPP Loans subject to the Review Period (excluding EPP loans which are priced at note rate) during the quarter. If Seller meets the requirements in item A above, and if Countrywide purchases from Seller $45MM in subprime loans per calendar quarter, Countrywide shall deposit to Seller's Over/Under Account a credit equal to an annualized rate of 10 basis points time the average EPP Loans subject to the Review Period (excluding EPP loans which are priced at note rate) during the calendar quarter. Seller shall provide Countrywide sufficient data to determine compliance with the requirements above, in a form and substance reasonably acceptable to Countrywide.

2. **No Other Amendments**. Other than as expressly modified and amended herein, the EPP Addendum and Loan Purchase
   Agreement shall remain in full force and effect and nothing herein shall affect the rights and remedies of Countrywide as provided under the EPP Addendum and Loan Purchase Agreement.

3. **Capitalized Terms**. Any capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the EPP Addendum or Loan Purchase Agreement, as applicable.

4. **Facsimiles**. Facsimile signatures shall be deemed valid and binding to the same extent as the original.

IN WITNESS WHEREOF, Countrywide and Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first written above.

COUNTRYWIDE HOME LOANS, INC.	UNITED FINANCIAL MORTGAGE CORPORATION
By: ______________ Signature	By: ______________ Signature
Name: RIJU WALIA	Name: Steve Khoshabe
Title: ASSISTANT VICE PRESIDENT COUNTRYWIDE HOME LOANS, INC	Title: President